UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2021

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-39245	84-3755666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Pennsylvania Plaza, New York, New York	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	MSGE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On April 27, 2021 (“Closing Date”), TAO Group Sub-Holdings LLC, a Delaware limited liability company (“TAO”), an indirect subsidiary of Madison Square Garden Entertainment Corp. (“MSG Entertainment” or the “Registrant”), entered into a Transaction Agreement (the “Transaction Agreement”) pursuant to which (subject to the terms and conditions set forth therein) TAO acquired the business (the “Hakkasan Business”) of Hakkasan USA, Inc., a Delaware corporation (“Hakkasan Parent”). Pursuant to the Transaction Agreement, Hakkasan Parent contributed its interest in the Hakkasan Business to TAO in exchange for 18.5% of the common equity interests in TAO. After the Closing Date, TAO Group Holdings LLC (“TAO Holdings”), which owned all of the issued and outstanding common equity interests in TAO before the Closing Date, owns 81.5% of the common equity interests in TAO. The ownership percentages are subject to potential post-closing adjustments for closing working capital and net debt against agreed upon targets. After the Closing Date, MSG Entertainment continues to own a 77.5% controlling interest in TAO Holdings, which, before any post-closing adjustments, translates to a 63.2% indirect controlling interest in TAO. TAO’s results will continue to be consolidated in the financial results of MSG Entertainment.

The Hakkasan Business consists of a global collection of 33 hospitality assets including restaurants, bars, lounges, and nightclubs that it owns, manages or licenses. Its brand portfolio spans four continents and over 20 major cities.

The rights, privileges and obligations of the equityholders of TAO are governed by an Amended and Restated Limited Liability Company Agreement of Tao Group Sub-Holdings LLC entered into as a condition of and concurrent with the Transaction Agreement on the Closing Date (the “LLC Agreement”).

The key terms of the LLC Agreement are summarized below.

•

TAO is managed by a board of directors consisting of 11 individuals, 10 of whom are designated by TAO Holdings. For as long as Hakkasan Parent holds at least 5% of the common equity interests in TAO, it may designate one individual as a director of the board and one individual as a board observer, and it has consent rights with respect to certain actions by TAO or its subsidiaries consistent with its position as a minority shareholder.

•	Prior to the closing of a going public transaction with respect to TAO:

•

Hakkasan Parent has the right to effect a put of its equity interest in TAO to TAO Holdings for fair market value (subject to a floor value determined based upon a multiple of trailing EBITDA) beginning in 2026 and each second year thereafter by providing notice during a 30 day window starting June 1, 2025 (and each second June 1 thereafter). Consideration paid upon exercise of the put right shall be, at the option of TAO Holdings, in cash, debt, or stock of MSG Entertainment or its successor, subject to certain limitations. Additionally, TAO Holdings may elect to satisfy this put obligation through a sale of TAO or a going public transaction with respect to TAO.

•

If a put right above is not exercised by Hakkasan Parent, TAO Holdings has the right to call the equity interest in TAO owned by Hakkasan Parent for fair market value (subject to a floor value determined based upon a multiple of trailing EBITDA) beginning in 2026 and each second year thereafter by providing notice during a 30 day window starting January 31, 2026 (and each second January 31 thereafter). Consideration paid upon exercise of the call right shall be solely in cash.

•

Transfers of equity in TAO are generally restricted (excluding certain permitted transfer rights) for the 5-year period after the Closing Date, and the LLC Agreement provides for a right of first offer, tag along rights and drag along rights, in each case in accordance with the terms and conditions set forth therein.

Pursuant to the Transaction Agreement, Hakkasan Parent is subject to restrictive covenants of non-competition and non-solicitation of customers and employees, with certain exceptions.

The above descriptions of the Transaction Agreement and the LLC Agreement are qualified in their entirety by reference to those agreements which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated into this Item 1.01 by reference.

Item 7.01	Regulation FD Disclosure.

On April 28, 2021, TAO and Hakkasan Parent issued a joint press release announcing TAO’s acquisition of the Hakkasan Business. The joint press release is attached hereto as Exhibit 99.1 to this Current Report and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Registrant under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Transaction Agreement, dated as of April 27, 2021, between TAO Group Sub-Holdings LLC and Hakkasan USA, Inc.

10.2	Amended and Restated Limited Liability Company Agreement of TAO Group Sub-Holdings LLC, dated as of April 27, 2021.

99.1	Joint press release dated April 28, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

By:	/s/ Andrew Lustgarten
Name:	Andrew Lustgarten
Title:	President

Dated: April 28, 2021

4